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                                 EXHIBIT 1

     The undersigned hereby agree that this Schedule 13G filed by us with respect to the Class A Common Stock, $.01 par value, of Big City Radio, Inc. is filed on behalf of each of us.



                               /s/Phillip Frost, M.D.
                               ----------------------
Date: February 14, 2002        Phillip Frost, M.D.


                               FROST-NEVADA, LIMITED PARTNERSHIP


                               /s/Phillip Frost, M.D.
                               ----------------------
Date: February 14, 2002        Phillip Frost, M.D.
                               President of Frost-Nevada Corporation, General
                               Partner


                               FROST-NEVADA CORPORATION


                               /s/Phillip Frost, M.D.
                               ----------------------
Date: February 14, 2002        Phillip Frost, M.D.
                               President


                               FROST GAMMA LIMITED PARTNERSHIP


                               /s/Phillip Frost, M.D.
                               ----------------------
Date: February 14, 2002        Phillip Frost, M.D.
                               President of Frost Gamma Inc., General Partner


                               FROST GAMMA INC.


                               /s/Phillip Frost, M.D.
                               ----------------------
Date: February 14, 2002        Phillip Frost, M.D.
                               President

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